Lehman Brothers First Trust Income Opportunity Fund
Form: N-SAR June 30, 2006

SUB-ITEM 77C: Submission of matters to a vote of security holders

The annual meeting of the Trust’s shareholders was held on April 19, 2006 at which shareholders considered and approved the following proposals. The voting results were the following:

With respect to the election of Faith Colish as a Trustee of the Fund:

11,404,789.085 shares of Common Shares and MMP Shares, voting together as a single class, or 98.461% of shares cast in the affirmative, with 178,265 shares or 1.539% of shares cast withheld;

With respect to the election of C. Anne Harvey as a Trustee of the Fund:

11,406,404.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.475% of shares cast in the affirmative, with 176,650 shares or 1.525% of shares cast withheld;

With respect to the election of Cornelius T. Ryan as a Trustee of the Fund:

11,414,797.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.547% of shares cast in the affirmative, with 168,257 shares or 1.453% of shares cast withheld;

With respect to the election of Peter E. Sundman as a Trustee of the Fund:

11,422,515.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.614% of shares cast in the affirmative, with 160,539 shares or 1.386% of shares cast withheld;

With respect to the election of Peter P. Trapp as a Trustee of the Fund:

11,418,395.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.578% of shares cast in the affirmative, with 164,659 shares or 1.422% of shares cast withheld;

With respect to the election of John Cannon as a Trustee of the Fund:

11,412,696.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.529% of shares cast in the affirmative, with 170,358 shares or 1.471% of shares cast withheld;

With respect to the election of Jack L. Rivkin as a Trustee of the Fund:

11,416,478.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.562% of shares cast in the affirmative, with 166,576 shares or 1.438% of shares cast withheld;

With respect to the election of Tom D. Seip as a Trustee of the Fund:

11,414,503.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.545% of shares cast in the affirmative, with 168,551 shares or 1.455% of shares cast withheld;

With respect to the election of Robert A. Kavesh as a Trustee of the Fund:

11,412,613.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.529% of shares cast in the affirmative, with 170,441 shares or 1.471% of shares cast withheld;

With respect to the election of Edward I. O’Brien as a Trustee of the Fund:

11,415,833.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.556% of shares cast in the affirmative, with 167,221 shares or 1.444% of shares cast withheld;

With respect to the election of William E. Rulon as a Trustee of the Fund:

11,408,458.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.493% of shares cast in the affirmative, with 174,596 shares or 1.507% of shares cast withheld;

With respect to the election of Candace L. Straight as a Trustee of the Fund:

11,417,523.085 shares of Common Shares and MMP Shares, voting together as a single class or 98.571% of shares cast in the affirmative, with 165,531 shares or 1.429% of shares cast withheld;

With respect to the election of Barry Hirsch as a Trustee of the Fund:

2,980 MMP shares or 100% of shares cast in the affirmative, with 0 shares or 0% of shares cast withheld; and

With respect to the election of Howard A. Mileaf as a Trustee of the Fund:

2,980 MMP shares or 100% of shares cast in the affirmative, with 0 shares or 0% of shares cast withheld.